                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-52315) pertaining to the 1992 Stock Option Plan, 1993 Nonqualified
Stock Option Plan and 1997 Equity Incentive Plan, the Registration Statement
(Form S-8 No. 333-57411) pertaining to the Employee Stock Purchase Plan and the
Registration Statement (Form S-8 No. 333-58778) pertaining to the 2000 Equity
Incentive Plan of American Italian Pasta Company of our report dated October 30,
2002, with respect to the consolidated financial statements of American Italian
Pasta Company included in the Annual Report (Form 10-K) for the year ended
September 27, 2002.

                                       /s/ Ernst & Young LLP

Kansas City, Missouri
December 17, 2002